Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC   USA   20549

Re:           Virtual Medical Centre, Inc. (formerly Cliff Rock Resources Corp.)

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated August 19, 2010, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 19, 2010